EXHIBIT 10.19.1

EXECUTION COPY

SECURITY AGREEMENT

Dated March 30, 2004

from

The Grantors referred to herein

as Grantors

to

THE BANK OF NOVA SCOTIA

as Collateral Agent

i

Section		Page
Section 25.	Execution in Counterparts	21
Section 26.	The Mortgages	21
Section 27.	Governing Law	21

Schedules I	—	Location, Chief Executive Office, Place Where Agreements Are Maintained, Type Of Organization, Jurisdiction Of Organization And Organizational Identification Number
Schedule II	—	Pledged Equity
Schedule III	—	Locations of Equipment and Inventory
Schedule IV	—	Changes in Name, Location, Etc.
Schedule V	—	Patents, Trademarks and Trade Names, Copyrights and Intellectual Property Agreements
Schedule VI	—	Account Collateral
Schedule VII	—	Account Collateral not Subject to Account Control Agreement
Schedule VIII	—	Securities Accounts

Exhibits

Exhibit A	—	Form of Security Agreement Supplement

ii

SECURITY AGREEMENT

     SECURITY AGREEMENT dated March 30, 2004 made by The Kansas City Southern Railway Company, a Missouri corporation (the “Borrower”), Kansas City Southern (the “Parent”), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 21) (the Borrower, the Persons so listed and the Additional Grantors being, collectively, the “Grantors”), to The Bank of Nova Scotia, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

PRELIMINARY STATEMENTS.

     (1) The Borrower has entered into a Credit Agreement dated as of March 30, 2004 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Parent, the Lender Parties, Morgan Stanley, the Arrangers and the Agents (each as defined therein).

     (2) Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).

     (3) Each Grantor is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule II hereto and issued by the Persons named therein and of the indebtedness (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule II hereto and issued by the obligors named therein.

     (4) One or more of the Grantors has security entitlements (the “Pledged Security Entitlements”) with respect to all the financial assets (the “Pledged Financial Assets”) credited from time to time to the investment and securities accounts described on Schedule VIII hereto (together with any successor or replacement account, the “Securities Accounts”).

     (5) Upon the request of the Collateral Agent, the Borrower will open an 1/c collateral deposit account (the “L/C Collateral Account”), in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent and subject to the terms of this Agreement.

     (6) It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

     (7) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

KCSR Security Agreement

     (8) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term “Federal Book Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)”) governing book-entry securities consisting of U.S. Treasury bills, notes and bonds and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. § 357.2, § 357.10 through § 357.15 and § 357.40 through § 357.45 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

     Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

     (a) all equipment in all of its forms, including, without limitation, all gondolas, boxcars, tankers, locomotives and railcars of any type (collectively “Rolling Stock”) (other than any Rolling Stock subject to purchase money financing as of the date hereof and any Rolling Stock acquired after the Effective Date that is subject to a purchase money financing within 180 days of acquisition), all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto and all software related thereto, including, without limitation, software that is embedded in and is part of the equipment (any and all such property being the “Equipment”);

     (b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, and all software related thereto, including, without limitation, software that is embedded in and is part of the inventory (any and all such property being the “Inventory”);

     (c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables”, and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

     (d) the following (the “Security Collateral”):

     (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

     (ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

     (iii) all additional shares of stock and other Equity Interests acquired after the date hereof, other than Equity Interests of any entity which is not a Subsidiary or a Subsidiary that is not formed under a jurisdiction in the United States of America, shall be pledged hereunder) from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

     (iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged

Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

     (v) the Securities Accounts, all Pledged Security Entitlements with respect to all Pledged Financial Assets from time to time credited to the Securities Accounts, and all Pledged Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Security Entitlements or such Pledged Financial Assets and all subscription warrants, rights or options issued thereon or with respect thereto;

     (vi) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto;

     (e) each of the Intellectual Property Agreements (as hereinafter defined) and each Hedge Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

     (f) the following (collectively, the “Account Collateral”):

     (i) the L/C Collateral Account and all deposit accounts including, without limitation, those listed on Schedule VI hereto (the “Deposit Accounts”), and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the L/C Collateral Account and the Deposit Accounts;

     (ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

     (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

     (g) the following (collectively, the “Intellectual Property Collateral”):

     (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

     (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

     (iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

     (iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

     (v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

     (vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule V hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

     (vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

     (viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule V hereto (“Intellectual Property Agreements”); and

     (ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

     (h) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

     (i) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (h) of this Section 1 and this clause (h)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash.

     Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”).

     Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     Section 4. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Security Collateral (other than instruments consisting of promissory notes, a security interest in which may be perfected by filing, provided that such instruments shall not be pledged as collateral and delivered to a third party) shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time and for reasonable credit purposes and with notice to the applicable Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 14(a).

     (b) With respect to any Security Collateral with a value in excess of $500,000 in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent.

     (c) With respect to each Securities Account in which the Collateral Agent is not the entitlement holder, such Grantor will cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Collateral Agent as the entitlement holder of such security entitlement against such securities intermediary or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent (such agreement being a “Securities Account Control Agreement”).

     (d) No Grantor will change or add any securities intermediary that maintains any Securities Account in which any of the Collateral is credited or carried, or change or add any such Securities Account, in each case without first complying with the above provisions of this Section 4 in order to perfect the security interest granted hereunder in such Collateral.

     (f) Upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, such Grantor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

     Section 5. Maintaining the Account Collateral. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any

Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Commitment:

     (a) Each Grantor will maintain all Account Collateral only with the Collateral Agent or with banks (the “Pledged Account Banks”) that have agreed, in a record authenticated by the Grantor, the Collateral Agent and the Pledged Account Banks, to comply with instructions originated by the Collateral Agent directing the disposition of funds in the Account Collateral without the further consent of the Grantor to the Account Collateral, which authenticated record shall be in form and substance satisfactory to the Collateral Agent (the “Account Control Agreement”); provided, however, this Section 5(a) shall not apply to any payroll and deposit accounts listed in Schedule VII hereto (the “Excluded Accounts”). The Grantors will not at any time maintain more than $25 million in the aggregate in all Excluded Accounts for a period exceeding five consecutive Business Days.

     (b) Except with respect to Excluded Accounts, each Grantor agrees that it will not add any bank that maintains a deposit account for such Grantor or open any new deposit account with any then existing Pledged Account Bank unless (i) the Collateral Agent shall have received prior written notice of such additional bank or such new deposit account and (ii) the Collateral Agent shall have received, in the case of a bank or Pledged Account Bank that is not the Collateral Agent, an Account Control Agreement authenticated by such new bank and such Grantor, or a supplement to an existing Account Control Agreement with such then existing Pledged Account Bank, covering such new deposit account (and, upon the receipt by the Collateral Agent of such Account Control Agreement or supplement, Schedule VI hereto shall be automatically amended to include such Deposit Account). Each Grantor agrees that it will not terminate any bank as a Pledged Account Bank or terminate any Account Collateral (other than an Excluded Account), except that the Grantor may terminate a Deposit Account, and terminate a bank as a Pledged Account Bank with respect to such Deposit Account, if it gives the Collateral Agent at least 10 days’ prior written notice of such termination (and, upon such termination, Schedule VI hereto shall be automatically amended to delete such Pledged Account Bank and Deposit Account).

     (c) Upon any termination by a Grantor of any Deposit Account (other than an Excluded Account) by such Grantor, or any Pledged Account Bank with respect thereto, such Grantor will immediately (i) transfer all funds and property held in such terminated Deposit Account to another Deposit Account listed in Schedule VI and (ii) notify all Obligors that were making payments to such Deposit Account to make all future payments to another Deposit Account listed in Schedule VI hereto so that the Collateral Agent shall have a continuously perfected security interest in such Account Collateral, funds and property. Each Grantor agrees to terminate any or all Account Collateral and Account Control Agreements upon request by the Collateral Agent.

     (d) The Collateral Agent shall have sole right, upon the occurrence and during the continuance of an Event of Default under Sections 6.01(a) or 6.01(f), to direct the disposition of funds with respect to each of the L/C Collateral Account and the Deposit Accounts; and it shall be a term and condition of each of the L/C Collateral Account and the Deposit Accounts, notwithstanding any term or condition to the contrary in any other agreement relating to the L/C Collateral Account or the Deposit Accounts, as the case may be, that, upon the occurrence and during the continuance on an Event of Default under Sections 6.01(a) or 6.01(f), no amount (including, without limitation, interest on Cash Equivalents credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the L/C Collateral Account or the Deposit Accounts, as the case may be.

     (e) The Collateral Agent may, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Account Collateral to satisfy the Grantor’s payment obligations under the Loan Documents if an Event of Default under Sections 6.01(a) or 6.01(f) shall have occurred and be continuing.

     Section 6. Investing of Amounts in the L/C Collateral Account. The Collateral Agent will, subject to the provisions of Sections 5, 7 and 19, from time to time (a) invest, or direct the applicable Pledged Account Bank to invest, amounts received with respect to the L/C Collateral Account in such Cash Equivalents credited to (A) the L/C Collateral Account as the Borrower may select or (B) in the case of Cash Equivalents consisting of Securities Collateral, a securities account in which the Collateral Agent is the securities intermediary or a securities account subject to a Securities Account Control Agreement, and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited in the same manner. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in the relevant L/C Collateral Account. In addition, the Collateral Agent shall have the right at any time to exchange, or direct the applicable Pledged Account Bank to exchange, such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the L/C Collateral Account.

     Section 7. Release of Amounts. So long as no Default under Section 6.01(a) or (f) of the Credit Agreement shall have occurred and be continuing, the Collateral Agent will pay and release, and/or direct the applicable Pledged Account Bank to pay and release to the Administrative Agent to be applied to the Obligations of the Borrower under Letters of Credit, such amount, if any, as is then on deposit in the L/C Collateral Account to the extent required to satisfy Obligations under the Letter of Credit Facility.

     Section 8. Representations and Warranties. Each Grantor represents and warrants as follows:

     (a) Such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule 1 hereto. Such Grantor has only the trade names, domain names and marks listed on Schedule V hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office and the office in which it maintains the original copies of each Related Contract to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor, in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all material respects. Such Grantor has not previously changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule IV hereto.

     (b) Substantially all of the Equipment (other than Rolling Stock and mobile Equipment) and substantially all of the Inventory of such Grantor as of the date hereof are located at the places specified therefor in Schedule III hereto. All Security Collateral consisting of certificated securities have been delivered to the Collateral Agent.

     (c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, except for the security interest created under this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, including, without limitation, the STB, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.

     (d) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to the Pledged Equity that is an uncertificated security, such Grantor has caused the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor. If such Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest.

     (e) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto and all of the Initial Pledged Equity owned by such Grantor is listed on Schedule II hereto.

     (f) As of the date of delivery of Schedule VI pursuant to the terms of the Credit Agreement, such Grantor has no deposit accounts, other than the Account Collateral listed on Schedule VI hereto, as such Schedule VI may be amended from time to time pursuant to Section 5(c), and legal, binding and enforceable Account Control Agreements are (or shall be provided as specified in the Credit Agreement) in effect for each deposit account that constitutes Account Collateral (other than Account Collateral consisting of deposit accounts maintained with the Collateral Agent and Excluded Accounts).

     (g) Except as otherwise contemplated in the Credit Agreement and this Agreement, all filings and other actions (including, without limitation, actions necessary to obtain control of Collateral as provided in Section 9-106 of the UCC with respect to the Pledged Equity) necessary to perfect the security interest in the Collateral of such

Grantor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Grantor (other than Liens expressly permitted to be prior to the security interest of the Secured Parties under the Credit Agreement), securing the payment of the Secured Obligations.

     (h) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, or (ii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

     Section 9. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.

     (b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor hereby authorizes the Collateral Agent to file one or more filings covering the Rolling Stock and related accessories with the STB as the Collateral Agent determines is necessary to obtain a first priority security interest in such property. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements, other filings or amendments filed prior to the date hereof.

     (c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

     Section 10. As to Equipment and Inventory. Each Grantor will use its best efforts to give the Collateral Agent prior notice of the transfer of any material Equipment (other than Rolling Stock and mobile Equipment) from the places therefor specified in Section 8(b).

     Section 11. Insurance. (a) Each Grantor will cause all insurance policies required to be maintained under the Credit Agreement to be endorsed or otherwise amended to include a Lender’s loss payable endorsement, in form and substance satisfactory to the Collateral Agent. Each such policy shall in addition name the Collateral Agent as additional insured thereunder (without representation or warranty by or obligation upon the Collateral Agent). Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance.

     (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 11 may be paid directly to the Person who shall have incurred liability covered by such insurance.

     Section 12. Post-Closing Changes; Bailees; Collections on Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 8(a) of this Agreement without giving written notice to the Collateral Agent, prior to or within 30 days thereafter, and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. No Grantor will become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Collateral Agent 30 days’ prior written notice thereof and taking all action required by the Collateral Agent to ensure that the perfection and first priority nature of the Collateral Agent’s security interest in the Collateral will be maintained. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements, and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and other documents. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

     (b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Receivables and Related Contracts. In connection with such collections, the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default under Section 6.01(a) or (f) of the Credit Agreement and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the

Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in the collateral account and either (A) released to such Grantor upon the waiver or cure of such Event of Default or (B) if any Event of Default under Section 6.01(a) or (f) of the Credit Agreement shall have occurred and be continuing, applied as provided in Section 19(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof, or allow any credit or discount thereon.

     Section 13. As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral which in its reasonable business judgment is material to its business, each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application which in its reasonable business judgment is material to its business, now or hereafter included in such Intellectual Property Collateral of such Grantor. No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral which is material to its business, or abandon any right to file an application for patent, trademark, or copyright for any such Intellectual Property Collateral, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.

     (b) Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section l(g) that is not on the date hereof a part of the Intellectual Property Collateral “After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.

     Section 14. Voting Rights; Dividends; Etc. (a) So long as no Default under Section 6.01(a) or (f) of the Credit Agreement shall have occurred and be continuing;

     (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose with respect to the Securities Accounts; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would be inconsistent with the provisions of the Loan Documents or any Securities Account Control Agreement.

     (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that if an Event of Default under Section 6.01(a) or (f) of the Credit Agreement shall have occurred and be continuing, any and all

     (A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

     (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

     (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

     (iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

     (b) Upon the occurrence and during the continuance of a Default under Section 6.01(a) or (f) of the Credit Agreement:

     (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 14(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 14(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

     (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 14(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

     (iii) The Collateral Agent shall be authorized to send to each securities intermediary as defined in and under any Securities Account Control Agreement a Notice of Exclusive Control as defined in and under such Securities Account Control Agreement.

     Section 15. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

     (b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of each issuer of the Pledged Equity.

     Section 16. Collateral Agent Appointed Attornev-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

     (a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 11,

     (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

     (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above,

     (d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral, and

     (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral.

     Section 17. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, as the Collateral Agent deems necessary to protect the security interest granted hereunder in the Collateral, to protect the value thereof or to do any other act or thing necessary to carry out the purposes of this Agreement as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, but without any obligation to do so, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 20.

     Section 18. The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

     (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

     Section 19. Remedies. If any Event of Default shall have occurred and be continuing:

     (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 20) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

     (i) first, paid to the Agents for any amounts then owing to the Agents pursuant to Section 9.04 of the Credit Agreement or otherwise under the Loan Documents, ratably in accordance with such respective amounts then owing to the Agents; and

     (ii) second, ratably (A) paid to the Lender Parties and the Hedge Banks, respectively, for any amounts then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to such Lender Parties and the Hedge Banks, provided that, for purposes of this Section 19, the amount owing to any such Hedge Bank pursuant to any Secured Hedge Agreement to which it is a party (other than any amount therefore accrued and unpaid) shall be deemed to be equal to the agreement value therefor and (B) deposited as Collateral in the L/C Collateral Account up to an amount equal to 100% of the aggregate Available Amount of all outstanding Letters of Credit, provided that in the event that any such Letter of Credit is drawn, the Collateral Agent shall pay to the Issuing Bank that issued such Letter of Credit the amount held in the L/C Collateral Account in respect of such Letter of Credit, provided further that, to the extent that any such Letter of Credit shall expire or terminate undrawn and as a result thereof the amount of the Collateral in the L/C Collateral Account shall exceed 100% of the aggregate Available Amount of all then outstanding Letters of Credit, such excess amount of such Collateral shall be applied in accordance with the remaining order of priority set out in this Section 19(b).

Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

     (c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

     (d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

     (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

     Section 20. Indemnity and Expenses. (a) Each Grantor jointly and severally agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

     (b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

     Section 21. Amendments; Waivers: Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     (b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I-IX attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-IX, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

     Section 22. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, faxed, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Borrower or the Collateral Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, faxed, telexed, sent by electronic mail or otherwise, be effective when deposited in the mails, delivered to the telegraph company, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

     Section 23. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations other than under indemnification provisions for which claims have not been asserted, (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements which have not otherwise been provided for in a manner satisfactory to the Issuing Bank or the Hedge Bank, as the case may be, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 9.07 of the Credit Agreement.

     Section 24. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.06 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.06 of the Credit Agreement.

     (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations other than under indemnification provisions for which claims have not been asserted, (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements which have not otherwise been provided for in a manner satisfactory to the Issuing Bank or the Hedge Bank, as the case may be, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     Section 25. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     Section 26. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

     Section 27. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

	By	/s/ Paul J. Weyandt

Name: Paul J. Weyandt Title: Vice President & Treasurer

Address for Notices: P.O. Box 219335 Kansas City, Missouri 64121-9335	KANSAS CITY SOUTHERN

	By	/s/ Paul J. Weyandt

Name: Paul J. Weyandt Title: Vice President & Treasurer

Address for Notices: P.O. Box 219335 Kansas City, Missouri 64121-9335	SOUTHERN INDUSTRIAL SERVICES, INC.

	By	/s/ Ronald G. Russ

Name: Ronald G. Russ Title: Vice President & Treasurer

Address for Notices: P.O. Box 219335 Kansas City, Missouri 64121-9335	TRANS-SERVE, INC.

	By	/s/ Ronald G. Russ

Name: Ronald G. Russ Title: Vice President & Treasurer

Address for Notices: P.O. Box 219335 Kansas City, Missouri 64121-9335	VEALS, INC.

	By	/s/ Ronald G. Russ

Name: Ronald G. Russ Title: Vice President & Treasurer

Address for Notices: P.O. Box 219335 Kansas City, Missouri 64121-9335	SIS BULK HOLDING, INC.

	By	/s/ Ronald G. Russ

Name: Ronald G. Russ Title: Vice President & Treasurer

KCSR Security Agreement

Address for Notices: P.O. Box 219335 Kansas City, Missouri 64121-9335	PABTEX GP, LLC

	By	/s/ Paul J. Weyandt

Name: Paul J. Weyandt Title: Authorized Representative

Address for Notices: P.O. Box 219335 Kansas City, Missouri 64121-9335	PABTEX, L.P.

	By	/s/ Paul J. Weyandt

Name: Paul J. Weyandt Title: Authorized Representative

Address for Notices: P.O. Box 219335 Kansas City, Missouri 64121-9335	GATEWAY EASTERN RAILWAY COMPANY

	By	/s/ Paul J. Weyandt

Name: Paul J. Weyandt Title: Vice President & Treasurer

Address for Notices: P.O. Box 219335 Kansas City, Missouri 64121-9335	SCC HOLDINGS, LLC

	By	/s/ Paul J. Weyandt

Name: Paul J. Weyandt Title: Authorized Representative

Address for Notices: P.O. Box 219335 Kansas City, Missouri 64121-9335	SOUTHERN DEVELOPMENT COMPANY

	By	/s/ Ronald G. Russ

Name: Ronald G. Russ Title: Vice President & Treasurer

Address for Notices: P.O. Box 219335 Kansas City, Missouri 64121-9335	THE KANSAS CITY NORTHERN RAILWAY COMPANY

	By	/s/ Ronald G. Russ

Name: Ronald G. Russ Title: Vice President & Chief Financial Officer

KCSR Security Agreement

SCHEDULE I:
[GRANTOR INFORMATION]

SCHEDULE II:
[PLEDGED EQUITY]

SCHEDULE III:
[LOCATION OF EQUIPMENT AND INVENTORY]

SCHEDULE IV:
[CHANGES IN NAME, LOCATION, ETC.]

SCHEDULE V:
[INTELLECTUAL PROPERTY]

SCHEDULE VI:
[ACCOUNT COLLATERAL]

SCHEDULE VII:
[ACCOUNT COLLATERAL
NOT SUBJECT TO ACCOUNT CONTROL AGREEMENTS]

SCHEDULE VIII:
[SECURITIES ACCOUNTS]

Exhibit A to the
Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

The Bank of Nova Scotia,
as the Collateral Agent for the
Secured Parties referred to in the
Credit Agreement referred to below
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30308
Attn:

[Name of Borrower]

Ladies and Gentlemen:

     Reference is made to (i) the Credit Agreement dated as of March 30, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kansas City Southern Railway Company, a Missouri corporation, as the Borrower, the Lender Parties party thereto, The Bank of Nova Scotia, as collateral agent (together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement, the “Collateral Agent”), and The Bank of Nova Scotia, as administrative agent for the Lender Parties, and (ii) the Security Agreement dated March 30, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

     SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

     SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent,

2

and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

     SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through VII to Schedules I through VII, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct.

     SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 8 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

     SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

     SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By

Title:

Address for notices: